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                                                                     EXHIBIT 1.3


                            DEALER-MANAGER AGREEMENT

     THIS DEALER-MANAGER AGREEMENT (the "Agreement") is entered into this ___ day of _______________________, 1997, by and among CAPTEC SECURITIES CORPORATION, a Michigan corporation (the "Dealer-Manager"), CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV, a Delaware limited partnership (the "Partnership"), and its managing general partner, CAPTEC FRANCHISE CAPITAL CORPORATION IV a Michigan corporation (the "Managing Partner"), with respect to the following:

                                R E C I T A L S

     A. The Partnership proposes to offer Partnership units ("Units") for sale on the basis set forth in this Agreement (the "Offering").

     B. The Dealer-Manager desires to sell Units on a best efforts basis as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals, the parties hereto agree as follows:

     1. DEFINITIONS. All terms not otherwise defined herein shall have the meaning set forth in Section 2 of the Partnership's Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"), as set forth in Exhibit B to the Prospectus (as defined in Section 4 below).

     2. DEALER-MANAGER. The Partnership appoints the Dealer-Manager to select and coordinate the activities of the Participating Dealers (as defined in Section 4) to be its exclusive agents to sell for the Partnership's account up to thirty thousand (30,000) Units at the offering price of One Thousand and 00/100 Dollars ($1,000) per Unit ("Purchase Price") and the Dealer-Manager agrees to use its best efforts to encourage the Participating Dealers to sell such Units to prospective investors as contemplated by this Agreement and the Participating Dealer Agreement (as defined in Section 4).

     3. SALE OF UNITS. Sales of the Units may commence at any time on or after the effective date of the Registration Statement, as defined in Section 4, and shall terminate on the date twenty-four (24) months from the date of the Prospectus unless the Offering is terminated earlier by the Managing Partner. The Managing Partner and its Affiliates may purchase up to ten percent (10%) of the total Units purchased in the Offering; however, none of such purchases may be included in determining whether the Minimum Offering has been achieved. The proceeds from the sale of the Units prior to the Closing Date will be paid to the Partnership's escrow account, and on the Closing Date the Managing Partner will pay the commissions and the reimbursements set forth in Section 5 with respect to the Units sold at or prior to the Closing Date. Thereafter, commissions will be paid upon admission of subscribers to the Partnership.

     4. PROSPECTUS. The Partnership intends to offer its Units for sale in an offering which is intended to be registered under the Securities Act of 1933 (the "Securities Act") with the Commission in compliance with the rules and regulations of the Commission (the "Rules and


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Regulations") pursuant to a Registration Statement on Form S-11 (File No.
333-9371) and amendments thereto. Such Registration Statement, as amended, at the time it becomes effective, and the final Prospectus included therein, are herein respectively called the "Registration Statement" and the "Prospectus". The terms and conditions of the Offering are set forth in the Prospectus. The Units offered and sold under this Agreement shall be offered and sold only by broker-dealers selected by the Dealer-Manager ("Participating Dealers"), all of which shall enter into a Participating Dealer Agreement in the form annexed hereto as Exhibit A (the "Participating Dealer Agreement").

     5. SALES COMMISSION AND DEALER-MANAGER FEE. In consideration for the execution of this Agreement, and for the performance of Dealer-Manager's obligations hereunder, the Partnership agrees to pay to the Dealer-Manager a commission of eight percent (8%) of the offering price of each Unit sold in the Offering, from which the Dealer-Manager shall reallow a Sales commission to the Participating Dealers of eight percent (8%) of the offering price of Units sold thereby (or more if the Dealer-Manager so desires and if approved by the Managing Partner). The Dealer-Manager shall also be paid an amount equal to two percent (2%) of the offering price of each Unit sold in the Offering as reimbursement for certain non-accountable expenses related to the Offering. In addition, the Partnership may (directly or indirectly through the Managing Partner or the Dealer-Manager reimburse the Participating Dealers for bona fide due diligence expenses of the lesser of up to one-half of one percent (.50%) of the price of Units sold or the maximum amount payable under the Rules of Fair Practice of the National Association of Securities Dealers (the "NASD"). To the extent that the Managing Partner or the Dealer-Manager has, on the Partnership's behalf, reimbursed one or more Participating Dealers for such bona fide due diligence expenses, the Partnership shall reimburse the Managing Partner or Dealer-Manager for such amounts paid.

     The Unit price shall be One Thousand and 00/100 Dollars ($1,000). However, the commission rate and Unit Price on sales of five hundred one (501) or more Units will be reduced (the "Volume Discount") in accordance with the schedule set forth in the section of the Prospectus titled "Who Should Invest-Plan of Distribution-Compensation". For purposes of computing Volume Discounts, subscriptions for Units may be aggregated if: (i) the legal and beneficial ownership of Units to be purchased is identical to the legal and beneficial ownership of all other Units to be aggregated; (ii) all such Units are purchased through the same Participating Dealer; and (iii) the request to combine more than one subscription for Units is made at the time of the subsequent subscription. Any request for aggregating subscriptions will be subject to verification by the Dealer-Manager, whose determination will be final.

     Notwithstanding the foregoing, however, the obligation of the Partnership to pay commissions to the Dealer-Manager and to reimburse due diligence expenses as aforesaid shall be subject to the following conditions and limitations:

                 (a) The Managing Partner has reserved the right to accept or reject any subscriptions for Units as set forth in the Prospectus and no commission will be payable to the Dealer-Manager with respect to the tender of any Subscription Agreement which is rejected by the Managing Partner.

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                 (b) None of such commissions or due diligence reimbursements as set forth above will be payable or paid until release on the Closing Date to the Partnership, from the escrow account in which they are to be deposited, of the initial Three Million and 00/100 Dollars ($3,000,000.00) of subscription proceeds, representing subscriptions for the Minimum Offering amount of three thousand (3,000) Units. After the Closing Date, commissions will become payable on the date the investor becomes a limited partner of the Partnership.

     6. AGREEMENTS OF THE PARTNERSHIP AND THE MANAGING PARTNER. The Partnership and Managing Partner, jointly and severally, agree as follows:

            6.1. The Partnership will furnish to the Dealer-Manager for the Dealer-Manager's use and for transmittal to the Participating Dealers, without charge, as many copies of the Prospectus as the Dealer-Manager may reasonably request.

            6.2. Neither the Partnership nor the Managing Partner will make amendments to the Prospectus of which the Dealer-Manager shall not previously have been advised.

            6.3. The Partnership will not sell or dispose of any Units otherwise than pursuant to the Agreement.

            6.4. The Partnership will take any and all action which will be necessary to comply with the requirements of every jurisdiction in which it proposes to own property or conduct its business.

     7. REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP AND THE MANAGING PARTNER. The Partnership and the Managing Partner, jointly and severally, represent and warrant to the Dealer-Manager that:

            7.1. The Partnership has been duly formed as a limited partnership and is validly existing as such in good standing under the laws of Dealers with full power and authority to conduct its business as described in the Prospectus.

            7.2. The capitalization of the Partnership and the Units conform, or will conform when the Units are issued, in all material respects to the description thereof and to all statements made in relation thereto in the Prospectus.

            7.3. The Managing Partner has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan with full corporate and other power and authority to conduct its business as described in the Prospectus and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required.

            7.4. The Registration Statement and Prospectus will contain all statements which are required to be stated therein in accordance with the Securities Act and the Rules and

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     Regulations thereunder and will conform in all material respects with the requirements of the Securities Act and the Rules and Regulations; and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein and necessary to make the statements therein not misleading.

            7.5. Except as set forth in the Prospectus, there is not now pending, or, to the knowledge of the Partnership and the Managing Partner, threatened, any action, suit or proceeding to which the Partnership or the Managing Partner is a party before or by any court or governmental agency or body, which might result in any material adverse change in the condition, business of prospects of the Partnership or might have a materially adverse effect on the ability of the Managing Partner to carry out its obligations as Managing Partner.

            7.6. The performance of this Agreement, and the consummation of the transactions herein contemplated by the Partnership will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any purchase agreement, lease, mortgage note agreement or other agreement or instrument to which the Partnership is a party or by which it is bound or to which any of its property is subject, or any regulation or order of any court or governmental agency or body having jurisdiction over the Partnership or any of its activities or properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Partnership of the transactions herein contemplated; and the Partnership has full power and lawful authority to issue and sell the Units to be sold by it hereunder by the terms and conditions herein set forth.

     8. REPRESENTATIONS AND WARRANTIES OF THE DEALER-MANAGER. The Dealer-Manager represents and warrants to the Partnership and the Managing Partner that:

            8.1. The Dealer-Manager has been duly formed as a corporation and is validly existing as such in good standing under the laws of Michigan with full power and authority to conduct its business as required by this Agreement.

            8.2. The Dealer-Manager is registered as a broker-dealer with the Commission and is a member in good standing of the NASD and will maintain such registration and qualification throughout the term of this Agreement.

            8.3. There is not now pending, or, to the knowledge of the Dealer-Manager, threatened, any action, suit or proceeding to which the Dealer-Manager is a party, before or by any court or governmental agency or body, which might result in any material adverse change in the condition, business or prospects of the Dealer-Manager or might have a materially adverse effect on the ability of the Dealer-Manager to carry out its obligations under this Agreement.

            8.4. The performance of this Agreement, and the consummation of the acts required to be performed by the Dealer-Manager hereunder will not result in a breach or

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     violation of any of the terms and provisions of, or constitute a default under any statute, regulation or agreement to which the Dealer-Manager is a party; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Dealer-Manager of the transactions herein contemplated.

            8.5. With respect to the Dealer-Manager's performance hereunder, the Dealer-Manager will comply with all provisions of the Securities Act, the Rules and Regulations and other federal laws and regulations pertaining to the sales of securities pursuant to the Offering, the securities or "blue sky" laws and regulations and other applicable laws of the states or other jurisdictions in which Units are offered and sold, and the Bylaws and the Rules of Fair Practice of the NASD, and all NASD interpretations thereof, whether issued by the Board of Governors of the NASD, contained in any NASD Notice to Members or otherwise (the "NASD
     Rules of Fair Practice").

            8.6. Except for sales of not more than 300 Units, the Dealer-Manager shall not solicit any Persons as prospective investors in the Offering, but shall coordinate the activities of the Participating Dealers in connection with such solicitations made by them.

            8.7. The Participating Dealers to be selected by the Dealer-Manager to sell the Units shall each be registered as a broker-dealer with the Commission and a member in good standing of the NASD and duly licensed and authorized to act as a broker-dealer for the sale of securities in those jurisdictions in which such Participating Dealer intends to make offers and sales of Units.

            8.8. The Dealer-Manager shall require that each Participating Dealer make every reasonable effort to determine whether a purchase of the Units is suitable for the prospective investor.

            8.9. The Dealer-Manager shall require that each Participating Dealer transmit any check received from any prospective investor in the Units in accordance with the procedure described in Section 3(d) of the Participating Dealer Agreement.

            8.10. During the term of this Agreement, the Dealer-Manager will promptly supply the Partnership with all information required from the Dealer-Manager for the completion of all Form SRs or other information required to be filed with the Commission and all other information as the Partnership may request to be supplied to the securities authorities of any state or jurisdiction in connection with the Offering.

     9.     INDEMNIFICATION.

            9.1. The Managing Partner agrees to indemnify and hold harmless Dealer-Manager against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to all expenses reasonably incurred in investigating, preparing or defending against any litigation or arbitration, commenced or threatened, or any claim with respect to which litigation or arbitration is reasonably foreseeable) arising out of or based

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     upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Prospectus (as from time to time amended and supplemented) other than that based upon written information provided by the Dealer-Manager or on behalf of the Dealer-Manager, or (ii) in any application or other document (in this Section 9 called an "Application") executed by the Partnership or based upon written information provided by or on behalf of the Partnership filed in any jurisdiction in order to secure registration of the Units under the securities laws thereof; or (b) the omission or alleged omission from the Prospectus or any Application of a material fact required to be stated therein or necessary to make the statements therein not misleading other than an omission related to written information provided by the Dealer-Manager or on behalf of the Dealer-Manager; or (c) the failure of the Partnership or its agents to comply with any of the applicable provisions of the Securities Act, the Rules and Regulations of the Commission or the Exchange Act of 1934 (the "1934 Act"); or (d) any unauthorized verbal or written representations in connection with the offer and sale of Units made by the Partnership or the agents, employees or affiliates of such persons; or (e) any material breach of the representations, warranties, covenants and/or agreements of the Partnership contained in this Agreement; or (f) any actions, direct or indirect, in connection with the offer and sale of Units by the Partnership or agents, employees or affiliates of such persons in violation of the Securities Act, the 1934 Act or the Rules and Regulations promulgated thereunder or any state securities law and regulation.

            9.2. The Dealer-Manager agrees to indemnify and hold harmless the Partnership and Managing Partner to the same extent as the foregoing indemnity from the Managing Partner to the Dealer-Manager, but only with respect to (i) any statement in or omission from the Registration Statement or Prospectus, or any amendment or supplement thereto, any application or other document filed in any state or jurisdiction in connection with the Offering or any sales literature, if such statement or omission was made in reliance on information furnished in writing by the Dealer-Manager to the Partnership for use in the Registration Statement or Prospectus, or any amendment or supplement thereto, any such application or other document filed in any state or jurisdiction in connection with the Offering or any sales literature, (ii) any act, statement or representation by the Dealer-Manager which shall be in any manner inconsistent with information set forth in the Prospectus concerning the Dealer-Manager or (iii) by breach of the representations and warranties of the Dealer-Manager set forth herein.

     10. TERMINATION. This Agreement shall terminate (i) on the Termination Date of the Offering, (ii) at any time prior thereto at the will of the Dealer-Manager or the Partnership upon ten (10) days' prior written notice,
(iii) immediately upon written notice from the Partnership to the Dealer-Manager if the Dealer-Manager has breached any provision hereof or immediately upon any assignment or attempted assignment of this Agreement by the Dealer-Manager without the prior written consent of the Partnership; provided, however, that the indemnification obligations set forth in Section 9 shall survive termination of this Agreement.

     11. MISCELLANEOUS. Notice given pursuant to any of the provisions of this Agreement shall be given (a) to the Partnership and the Managing Partner at 24 Frank Lloyd Wright Drive,

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P.O. Box 544, Ann Arbor, Michigan 48106-0544, or (b) to the Dealer-Manager at
24 Frank Lloyd Wright Drive, P.O. Box 544, Ann Arbor, Michigan 48106-0544 and if given by telephone or telegraph shall subsequently be confirmed in writing. The agreements set forth herein have been and are made solely for the benefit of and are intended to bind the Dealer-Manager, the Partnership and the Managing Partner and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" as used in this Agreement shall not include a purchaser of any of the Units.

     IN WITNESS WHEREOF, the parties have executed this Agreement, as of the date set forth above.

                                        PARTNERSHIP:

                                        CAPTEC FRANCHISE CAPITAL PARTNERS
                                        L.P.IV


                                        By:     CAPTEC FRANCHISE CAPITAL
                                                CORPORATION IV, Managing General
                                                Partner

                                                By:
                                                   -----------------------------
                                                   Patrick L. Beach,  President


                                        MANAGING PARTNER:

                                        CAPTEC FRANCHISE CAPITAL
                                        CORPORATION IV

                                        By:
                                           -------------------------------------
                                                Patrick L. Beach, President

                                        DEALER-MANAGER

                                        CAPTEC SECURITIES CORPORATION


                                        By:
                                           -------------------------------------


                                        Its:
                                            ------------------------------------





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